EXHIBIT 5

March 26, 2002

Touch America Holdings, Inc.

130 N. Main Street

Butte, Montana 59701-9331

Re: Post-Effective Amendment No. 1 to the

Registration Statement on Form S-8 of

Touch America Holdings, Inc.

Ladies and Gentlemen:

We have acted as counsel for Touch America Holdings, Inc., a Delaware corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-59573) (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, $.01 par value, of the Company (the "Common Stock"), to be issued pursuant to the Touch America Holdings, Inc. 1998 Long-Term Incentive Plan (the "Plan").

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that when Post-Effective Amendment No. 1 to the Registration Statement becomes effective and when the Company has received consideration to be received for the shares in accordance with the provisions of the Plan, and when the shares have been issued by the Company as provided under the Plan, the shares of Common Stock will be duly authorized, legally issued, fully paid and nonassessable.

We do not express any opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We consent to the use of this opinion as Exhibit 5 to Post- Effective Amendment No. 1 to the above-referenced Registration Statement.

Very Truly Yours,

Milbank, Tweed, Hadley & McCloy LLP

RBW/MDD